Exhibit 10.1

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.



                      CONVERTIBLE PROMISSORY NOTE AGREEMENT

Date: December 9, 2005                                              $250,000.00

                  FOR VALUE RECEIVED, WAVERIDER COMMUNICATIONS INC., a corporation organized under the laws of the State of Nevada (hereinafter called the "Borrower" or the "Corporation"), hereby promises to pay to the order of WAVE WIRELESS CORPORATION or its registered assigns (the "Holder"), the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) on June 7, 2006 (the "Scheduled Maturity Date"), and to pay interest on the unpaid principal balance hereof at a rate of eight percent (8%) per annum (except as otherwise provided herein). Interest shall accrue on the unpaid principal balance hereof commencing on the date hereof (the "Issue Date"), until the same is paid, whether at maturity, or upon prepayment, repayment, or otherwise. Interest shall be calculated based on a 365 day year and the principal amount hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the Scheduled Maturity Date. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

                  The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                                   ARTICLE I
                               CERTAIN DEFINITIONS

         The following terms shall have the following meanings:

A. "Common Stock" means the Common Stock, par value $0.0001 per share, of the Corporation.

B. "Conversion Amount" means the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, on the Conversion Date.

C. "Conversion Date" means the date on which this Note is converted into Conversion Securities.

D. "Conversion Securities" means shares of Common Stock.

E. "Conversion Price" means $0.11815.

F. "Strategic Transaction" means the proposed merger between a wholly owned subsidiary of the Holder and the Borrower.

                                   ARTICLE II
             MECHANISM FOR NOTE EXCHANGE INTO STRATEGIC TRANSACTION

A. Strategic Transaction Purchase Price Credit. In the event the Strategic Transaction is consummated, the Note shall be cancelled and the number of shares of Holder common stock to be issued to the stockholders of Borrower in the Strategic Transaction shall be reduced by that number of shares determined by dividing the principal value of the Note by the Transaction Conversion Price, which shall equal eighty-five (85%) percent of the per share purchase price for the Corporation's common stock implied by the final exchange ratio in the Strategic Transaction.

                                   ARTICLE III
                                   CONVERSION

A. Optional Conversion. This Note may be convertible at any time by Holder, at its sole election, into shares of the Corporation's common stock at the Conversion Price.

B. Mechanics of Conversion.

     (i) On the Conversion Date, the Holder shall surrender or cause to be surrendered this Note, duly endorsed to the Corporation or the Corporation's transfer agent.

     (ii) The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the Conversion Securities upon the conversion of this Note.

     (iii) If the number of Conversion Securities issuable upon conversion of this Note would result in fractional shares, in lieu of the fractional shares, the Corporation shall make a cash payment based upon the Conversion Price then in effect.

                                   ARTICLE IV
                              RESERVATION OF SHARES

A. Reserved Amount. The Corporation shall reserve 2,500,000 authorized and unissued shares of Common Stock for issuance upon conversion of this Note pursuant to Article III.A hereof, and thereafter the number of authorized but unissued shares of Common Stock so reserved shall not be decreased and shall at all times be sufficient to provide for the conversion of this Note pursuant to
Article III.A hereof at the then current Conversion Price (the number of shares of Common Stock so reserved pursuant to this Article IV.A being referred to herein as the "Reserved Amount").

                                   ARTICLE V
                                  MISCELLANEOUS

A. Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Corporation:

                           WaveRider Communications, Inc.
                           255 Consumers Road
                           Suite 500
                           Toronto, Ontario
                           Canada M2J 1R4
                           Telephone: 1 416 502 3200
                           Facsimile:  1 416 502 2968
                           Attention:  Chief Executive Officer

                           If to the Holder:

                           Wave Wireless Corporation
                           1996 Lundy Ave.
                           San Jose, CA 95131
                           Telephone: (408) 943-4200
                           Facsimile: (408) 943-4305
                           Attention: Dan Rumsey

         Each party shall provide notice to the other parties of any change in address or the address of any transferee of the Note.

C. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Holder.

D. Assignability. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary contained in this Note, this Note may be pledged and all rights of the Holder under this Note may be assigned to any affiliate or to any other person or entity without the consent of the Corporation.

E. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in the State of Nevada. The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Nevada in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

F. Lost or Stolen Notes. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of the Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Note, the Corporation shall execute and deliver a new Note of like tenor and date.

G. Payment of Cash. Whenever the Corporation is required to make any cash payment to the Holder hereunder (whether a upon prepayment, repayment or otherwise), such cash payment shall be made in U.S. dollars to the Holder within five business days after delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, the Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

H. Status as Note Holder. Upon an optional conversion pursuant to Article III hereof, (i) the principal amount of this Note (including the accrued and unpaid interest thereon) shall be deemed converted into Conversion Securities as of the Conversion Date and (ii) the Holder's rights as a Holder of this Note shall cease and terminate, excepting only the right (A) to receive certificates for such Conversion Securities and (B) to exercise any remedies provided herein or otherwise available at law or in equity to the Holder because of a failure by the Corporation to comply with the terms of this Note.

I. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

     1. the Corporation shall fail to make the payment of any amount of any principal outstanding for a period of three (3) business days after the date such payment shall become due and payable hereunder; or

     2. the Corporation shall fail to make any payment of interest for a period of three (3) business days after the date such interest shall become due and payable hereunder; or

     3. the holder of any indebtedness of the Corporation or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $1,000,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

     4. A judgment or order for the payment of money shall be rendered against the Corporation or any of its subsidiaries in excess of $250,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty
(60) consecutive days following entry of the judgment or order in excess of $250,000 or the judgment or order which causes the aggregate amount described above to exceed $250,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     5. the Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

     6. a proceeding or case shall be commenced in respect of the Corporation or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of ninety (90) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Corporation or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Corporation or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of ninety (90) consecutive days; or

     7. the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board for a period of five (5) consecutive trading days.

K. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Corporation. Holder may exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Holder agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Corporation's equity securities in the amounts described herein.

L. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

M. Business Day. For purposes of this Note, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close. If any payment to be made hereunder shall be stated to be or become due on a day which is not a business day, such payment shall be made on the next following business day and such extension of time shall be included in computing interest in connection with such payment.

M. Certain Waivers. Borrower and each endorser hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waive all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

N. JURY TRIAL WAIVER. BORROWER HEREBY WAIVES, AND HOLDER BY ITS ACCEPTANCE HEREOF WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT AND RELY UPON THIS NOTE.

O. Severability. If any provision of this Note shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Note.

P. Maximum Interest Rate. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

Q. Parties In Interest. This Note is binding upon and shall inure to the benefit of the Corporation and Wave Wireless Corporation, and, except where prohibited, their successors, representatives and assigns. Unless expressly stated to the contrary, no other person is intended to have any benefits, rights or remedies under this Note.

         IN WITNESS WHEREOF, the undersigned Wave Wireless Corporation and the Corporation have caused this Agreement to be duly executed as of the date first above written.

WAVERIDER COMMUNICATIONS, INC.


By:    /s/ Charles Brown
       --------------------------
Name:  Charles Brown
Title: Chief Executive Officer


WAVE WIRELESS CORPORATION


By:    /s/ Daniel Rumsey
       ---------------------------
Name:  Daniel Rumsey
Title: Chief Executive Officer